UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/18/2006

Ruth's Chris Steak House, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51485

Delaware	72-1060618
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

500 International Parkway
Heathrow, FL 32746
(Address of principal executive offices, including zip code)

(407) 333-7440
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On July 18, 2006, the Board of Directors of Ruth's Chris Steak House, Inc., a Delaware corporation (the "Company"), approved the amendment of the Company's Management Bonus Plan (the "Plan"). The amendment (i) deletes a restriction relating to the payment of bonuses to employees who become participants mid-year under the Plan, (ii) clarifies that payments will be based upon a participant's individual performance during the calendar year in which the Company's fiscal year ends and (iii) specifies that Company performance targets will be based upon corporate earnings per share.

A copy of the amended Plan is filed as Exhibit 10.1 hereto and is incorporated by reference herein. The description of the Plan above is qualified in its entirety by reference to the full text of the Plan.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

      10.1        Amended and Restated Management Bonus Plan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruth's Chris Steak House, Inc.

Date: August 07, 2006	By:	/s/ Thomas J Pennison Jr
Thomas J Pennison Jr
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Amended and Restated Management Bonus Plan